UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2007, Virgin Media Inc. (the “Company”) and its wholly owned subsidiary, Virgin Media Investment Holdings Limited (“VMIH”), entered into a commitment letter (the “Commitment Letter”) and certain ancillary agreements relating to the Commitment Letter, pursuant to which each of BNP Paribas, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, J.P. Morgan Plc and Goldman Sachs International (the “Mandated Lead Arrangers”) agreed to arrange, and each of BNP Paribas, Citibank N.A., Deutsche Bank AG, London Branch, JPMorgan Chase Bank, N.A. and Goldman Sachs Credit Partners L.P. (the “Underwriters”) agreed to underwrite, additional B tranches to the existing senior secured credit facilities in an aggregate principal amount of £890 million equivalent (in currencies to be determined) (the “Additional B Facilities”), for the purposes of (i) prepaying the next four scheduled principal installments under the Company’s current A facility and A1 facility (approximately £863 million) and, to the extent necessary, existing B facilities, (ii) paying fees and expenses relating to the Additional B Facilities, and (iii) financing the ongoing working capital needs and general corporate requirements of VMIH and its subsidiaries. The Additional B Facilities would be provided on substantially the same terms as the B facilities under the Company’s current senior facilities agreement.

Concurrently with the above-described transaction, the Company is seeking certain additional amendments to its current senior facilities agreement in order to relax the Company's financial covenants and to provide the Company with additional flexibility, including permitting the Company's board of directors, if they so determine, to pay an increased level of dividend on the Company's common stock.  The amendments will be subject to approval by 66 2/3% of the lenders under the current senior facilities agreement.

The obligations of the Mandated Lead Arrangers and the Underwriters under the Commitment Letter are subject to (i) all necessary consents and/or waivers from the senior lenders under the Company’s current senior facilities agreement having been obtained, (ii) execution of an amendment letter agreement relating to the Company’s current senior facilities agreement, and (iii) execution and delivery of a fees letter.

The commitments of the Mandated Lead Arrangers and the Underwriters under the Commitment Letter terminate on May 15, 2007. The transactions described herein are also subject to final approval by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2007	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary